Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THE TRANSFER OF THIS OPTION IS SUBJECT TO COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN, AND NO TRANSFER OF THIS OPTION SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

TESSCO TECHNOLOGIES INCORPORATED

STOCK OPTION

THIS STOCK OPTION (this “Option”) is granted by TESSCO Technologies Incorporated, a Delaware corporation (the “Company”), to Murray Wright (the “Optionee”) effective as of September 1, 2016 (the “Grant Date”).

RECITALS

A.                                    The Optionee is a key employee of the Company. In order to retain the Optionee and give the Optionee an additional incentive to further the Company’s growth, development, and financial success, the Compensation Committee of the Board of Directors of the Company (the “Committee”), pursuant to authority delegated by the Board of Directors of the Company (the “Board”), has determined to grant to the Optionee, pursuant to the TESSCO Technologies Incorporated Third Amended and Restated Stock and Incentive Plan (as from time to time hereafter amended, the “Plan”), an option to purchase 250,000 shares (the “Option Shares”) of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), at an exercise price of $12.59 per share (the “Exercise Price”), which price the Board has determined to be the fair market value of the Common Stock as of the Grant Date.

B.                                    This Option is not intended to, and shall not, constitute or be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code.

NOW, THEREFORE, to evidence the grant of the option and to set forth the terms and conditions governing the exercise thereof and the parties’ other agreements relative thereto, the parties, intending to be legally bound, agree as follows:

SECTION 1.                               GRANT, TERM, AND VESTING OF OPTION

1.1.                            In General. The Company hereby grants to the Optionee the right, and the Optionee shall be entitled, to purchase from the Company at any time and from time to time after the date hereof but not later than 5:00 p.m. Baltimore time on September 1, 2022 (the “Expiration Date”), up to 250,000 shares of Common Stock at the Exercise Price on the terms and subject to the conditions hereinafter set forth.

1.2.                            Right to Exercise. Except as otherwise set forth (and subject to all of the other conditions and limitations contained) in this SECTION 1, this Option shall become exercisable with respect to the percentage of the total number of Option Shares (the “Vested Percentage”) on each of the dates set forth below (each a “Vesting Date”), provided that the Optionee continues to be employed by the Company on such Vesting Date:

(a)                                 On the first anniversary of the Grant Date: 25% and

(b)                                 On the last day of each full calendar month following the first anniversary of the Grant Date and continuing for a total of 36 additional months, an additional 2.0833%, until the fourth anniversary of the Grant Date, when the total Vested Percentage shall equal 100%.

1.3.                            Change in Control.

(a)                                 Accelerated Vesting. Notwithstanding Section 1.2, if there is a Change in Control (as defined below) of the Company and the Optionee’s employment is terminated in connection therewith or thereafter, either (i) by the Company or a successor other than for Cause (as defined below) and other than on account of Disability (as defined below), or (ii) by the Optionee for Good Reason (as defined below), then this Option shall (if not already so exercisable, or expired or terminated for any reason) become exercisable with respect to 100% of the total number of Option Shares.

(b)                                 Company Right to Accelerate Vesting and Establish Accelerated Exercise Deadline.   If at any time before the Expiration Date, and assuming this Option remains in effect, the Company becomes aware of the impending occurrence of any Change in Control, then the Company shall have the right and option (but not any obligation) to give the Optionee written notice thereof (a “Change in Control Notice”) setting forth (if known) the date on or about which the Change in Control is anticipated to occur.  If a Change in Control Notice is given by the Company to the Optionee no later than twenty (20) days before the occurrence of the Change in Control (e.g., the consummation of a transaction described in subsection (d)(iii) or subsection (d)(iv) of this Section 1.3, or the record date or other date for establishing the holders of Common Stock entitled to the initial liquidating dividend or other distribution in respect of any complete or partial liquidation, dissolution, or divisive reorganization of the Company approved by the stockholders), the Company shall have the right and option (but not any obligation) (i) to cause the vesting of this Option to be accelerated (whereupon this Option will become exercisable with respect to 100% of the total number of Option Shares), such acceleration to be effective upon, or immediately prior to and conditioned upon, the occurrence of the Change in Control described in the Change in Control Notice, and on any other conditions, qualifications or limitations stated or provided for therein (including the right to withdraw the Change in Control Notice for any or no reason), and (ii) as provided in the Change in Control Notice, and as a condition to acceleration as contemplated by (i) above, to terminate this Option, insofar as then remaining unexercised, without further notice, effective upon, or immediately prior to and conditioned upon, the occurrence of the Change in Control.  As a condition to any such termination of this Option, however, the Company shall afford the Optionee no less than fifteen (15) days after the date on which the Change in Control Notice is given to exercise this Option in whole or in part (and, if applicable, on the assumption that the Option will be accelerated) during a period ending on a date (the “Accelerated Exercise Deadline”) provided for or set forth in the Change in Control Notice.  In the event that the Optionee does not deliver a notice of exercise to the Company, or insofar as the Optionee does not exercise this Option, in either case on or before the Accelerated Exercise Deadline, then, unless the Board or the Committee (or any successor to either) in its sole and absolute discretion determines otherwise, this Option will terminate and expire effective upon, or immediately prior to and conditioned upon, the occurrence of the Change in Control described in the Change in Control Notice. Notwithstanding the foregoing, if and in the event that the term of employment of the Optionee with the Company has terminated or expired as of the date of the giving of the Change in Control Notice or at any time prior to the Change in Control referred to therein, but this Option (and the right to exercise this Option) has not then otherwise expired by its terms, then the Company shall have the right to deliver a Change in Control Notice and establish an Accelerated Exercise Deadline as provided above without any corresponding acceleration of the vesting of this Option, and this Option shall then be exercisable only to the extent otherwise exercisable as of the date of termination of employment, until the first to occur of the Accelerated Exercise Deadline and the date otherwise provided for hereunder. In order to effect any exercise contemplated by this subsection (b), the Optionee shall deliver a timely notice of exercise by not later than the Accelerated Exercise Deadline, and then (unless the notice of exercise expressly states that it is not so conditioned and should be deemed an exercise of this Option to whatever extent this Option is then otherwise exercisable or to some lesser extent) the exercise of this Option effected by such notice of exercise (whether or not explicitly so stated therein) shall be conditioned upon, and shall be deemed to occur immediately prior to, the consummation of the Change in Control.  For the avoidance of doubt, any acceleration of the vesting of this Option (or the right of Optionee to exercise this Option with respect to any Option Shares vested other than on account of the passage of time) as described in or contemplated by the Change in Control Notice may be deemed by the Company to be effective prior to, but shall not otherwise be effective unless and until, and shall be conditioned upon, the occurrence or consummation of the Change in Control and satisfaction of any other conditions, qualifications or limitations included or provided for in the Change in Control Notice. Any payment of any portion of the Exercise Price delivered by the Optionee in anticipation of an acceleration or termination of this Option in connection with a Change in Control shall be returned to the Optionee in the event that the Change in Control does not occur or the conditions to acceleration are not met for any reason, and the acceptance by the Company of any such payment in advance shall not be effective to alter the terms hereof.

(c)                                  Change in Control Agreement.  In the event of, or if in anticipation of, a Change in Control in which the Company is not or will not be the surviving or acquiring company, or in which the Company is or becomes, or will become, a wholly-owned subsidiary of another company after the effective date of the Change in Control, prior to the Expiration Date or other termination of this Option, then: (1) if there is no Change in Control Agreement (as defined below) or if the Change in Control Agreement does not specifically provide for the change, conversion or exchange of this Option for similar securities of another company, and provided that the Company delivers  a Change in Control Notice and establishes an Accelerated Exercise Deadline, each in the manner contemplated by (but not pursuant to) subsection (b) above, thereby providing the Optionee with a reasonable opportunity to exercise this Option), Optionee shall have the right during the applicable period to exercise this Option as to all or any part of the shares covered hereby, including shares as to which this Option would not otherwise be exercisable by reason of an insufficient lapse of time, and this Option will thereupon terminate and expire as described in Subsection (b) above, effective upon, or immediately prior to and conditioned upon, the occurrence of such Change in Control; and (2) if there is a Change in Control Agreement and if the Change in Control Agreement specifically provides for the change, conversion or exchange of the shares under outstanding and unexercised stock options, generally, or this Option, for securities of another company, then in connection with the Change in Control, in lieu of this Option being accelerated and terminating to the extent not exercised as otherwise contemplated by clause (1) of this subsection (c), then, and unless the Company shall have exercised its right under subsection (b) above, this Option shall be changed, converted or exchanged in a manner not inconsistent with the provisions of the Change in Control Agreement for the adjustment, change, conversion or exchange of such stock and such options. Adjustments and determinations under this subsection (c) shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive. “Change in Control Agreement” means a written plan or agreement regarding the terms and implementation of a Change in Control in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Change in Control (and in any event excluding any liquidation);

(d)                                 Definition of Change in Control.  For purposes of this Option, a “Change in Control” means the occurrence of any of the following:

(i)                                     any “person” (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Robert B. Barnhill, Jr., his affiliates, and members of his family) becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company; or

(ii)                                  there is a change in the composition of a majority of the Board within twelve (12) months after any “person” (as defined above) (other than Robert B. Barnhill, Jr., his affiliates, and members of his family) becomes the beneficial owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then-outstanding securities of the Company; or

(iii)                               there is consummated any consolidation or merger or share exchange involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately before the merger have substantially the same proportionate ownership of common stock of the surviving entity immediately after the merger; or

(iv)                              there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or a substantial portion of the assets of the Company other than to one or more of its wholly-owned subsidiaries; or

(v)                                 the stockholders of the Company approve a plan or proposal for a complete or partial liquidation, dissolution, or divisive reorganization of the Company .

(e)                                  No Extension of Expiration Date. Notwithstanding any other provision of this Option, in no event may this Option be exercised in whole or in part after the Expiration Date.

1.4.                            Termination for Cause; Resignation. If (i) the Optionee’s employment with the Company is terminated by the Company for Cause (as defined below) or (ii) the Optionee resigns or otherwise voluntarily terminates his or her employment with the Company other than for Good Reason (as defined below), then all rights under this Option shall terminate effective as of the date of such termination. For purposes of this Option:

(a)                                 “Cause” means any of the following, each of which shall also constitute “gross misconduct” as that term is used in the Plan: the occurrence of any of the following: (A) Optionee’s willful and continued failure to fully perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness (other than abuse of drugs or alcohol)); (B) Optionee’s willful and continued failure to follow and comply with the material policies of the Company as in effect from time to time (other than any such failure resulting from Optionee’s incapacity due to physical or mental illness); (C) Optionee’s commission of an act of fraud, dishonesty, material misrepresentation, breach of trust or act of moral turpitude, or other unethical conduct, whether or not in connection with the performance by the Optionee of his duties under the Employment Agreement (as defined herein), and a reasonable determination by the Board or the Company that his continued association with the Company following such commission would reflect negatively on the Company in any manner or render the Optionee unable to perform his duties as contemplated by the Employment Agreement; (D) Optionee’s engagement in illegal conduct or gross misconduct; (E) Optionee’s breach of any provision of Paragraph 5 of the Employment Agreement; or (F) Optionee’s indictment for, conviction of, or a plea of guilty or nolo contendere to any felony. Provided, however, (A) and (B) above shall not constitute “Cause” for termination unless (a) a written notice has first been delivered to the Optionee (a “Cause Notice”), which Cause Notice specifically identifies the event(s) or manner of performance the Company believes constitutes Cause and (b) Optionee fails to substantially cure or rectify the same within thirty (30) days after receiving the Cause Notice.  If any Cause Notice shall not have been delivered to Optionee within ninety (90) days following the date the Company becomes aware of the purported existence of a Cause event or circumstances, then unless continuing or reoccurring beyond such ninety (90) day period, the applicable event or circumstances shall no longer be a basis for Cause and any purported termination of Optionee’s employment relating to the applicable event or circumstances shall not be a termination for Cause.

(b)                                 “Good Reason” means the occurrence, without the express prior written consent of Optionee, of any of the following events:   (A)  any material diminution by the Company of Optionee’s authority, duties or responsibilities, as specified in the Employment Agreement dated as of August 29, 2016, by and between the Company and the Optionee, as amended from time to time (the “Employment Agreement”), or as modified from time to time by written agreement (other than a diminution due to an accommodation of Optionee’s Disability

(as defined in the Employment Agreement); and other than a diminution on account of failure of the Optionee to be reelected to the Board), (B) the imposition on the Optionee of a requirement that he report to a corporate officer or employee other than reporting directly to the Board of Directors, (C) any reduction in Optionee’s Base Salary (as defined in the Employment Agreement) from the initial Base Salary provided for in the Employment Agreement, (D) any material breach by the Company of any of its material obligations to Optionee, (E) any relocation by the Company of Optionee’s primary office work location to a point that is more than fifty (50) miles from 11126 McCormick Road, Hunt Valley, Maryland 21136, or (F) the failure of the Board to nominate the Optionee to serve on the Board of Directors.  Notwithstanding the foregoing, “Good Reason” shall not exist unless (a) a written notice has first been delivered to the Company by Optionee (the “Good Reason Notice”), which Good Reason Notice specifically identifies the event(s) or circumstances Optionee believes constitutes Good Reason and (b) the Company fails to cure or rectify the same within thirty (30) days after the giving of the Good Reason Notice (the “Good Reason Period”).  If the Company fails to timely cure or rectify such events of circumstances in accordance with the foregoing, Optionee may send a notice to the Company that he is terminating his employment for Good Reason (“Good Reason Termination Notice”).  If any Good Reason Notice shall not have been delivered by Optionee within ninety (90) days following the date Optionee becomes aware of the purported existence of a Good Reason event, or any Good Reason Termination Notice shall not have been delivered within thirty (30) days following the end of the Good Reason Period, then unless continuing or reoccurring thereafter, the applicable event or circumstances shall no longer be a basis for Good Reason and any purported termination of Optionee’s employment relating to the applicable event or circumstances shall not be a termination for Good Reason.  Optionee acknowledges  that election of the Optionee to serve on the Board of Directors of the Company is an action taken annually by the stockholders, and agrees that, assuming he is nominated, the failure, following his initial appointment to the Board, of the Optionee to be reelected to the Board, or his ceasing to serve on the Board, for any reason shall not be a basis or grounds for Good Reason hereunder.  For the avoidance of doubt, any prospective action that would, if actually taken or implemented, constitute Good Reason (after the expiration without cure of the applicable notice and cure period provided for above) shall not in any event be deemed to have occurred unless and until such action is actually taken or implemented.

1.5.                            Termination Without Cause or for Good Reason.  If the Optionee’s employment with the Company is terminated (x) by the Company other than for Cause and other than on account of Disability or (y) by the Optionee for Good Reason, then the Optionee shall be entitled to exercise this Option to the same extent that it would have been exercisable on the effective date of termination of the Optionee’s employment (and without regard to any subsequent events) for a period of three (3) months thereafter (but in no event later than the Expiration Date), unless the Board or the Committee in its sole and absolute discretion determines that this Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

1.6.                            Disability. If the Optionee’s employment with the Company is terminated as a result of Disability, this Option shall not terminate or be forfeited and the Optionee shall remain entitled to exercise this Option to the same extent that it would have been exercisable on the date of termination of the Optionee’s employment (and without regard to subsequent events) for a period of twelve (12) months thereafter (but in no event later than the Expiration Date), unless the Board or the Committee in its sole and absolute discretion determines that this Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

1.7.                            Death. In the event that the Optionee remains employed by the Company at the time of the Optionee’s death, the Optionee’s personal representative or other successor in interest shall be entitled to exercise this Option to the same extent that it would have been exercisable on the date of the Optionee’s death (but without regard to subsequent events) for a period of twelve (12) months thereafter (but in no event later than the Expiration Date), unless the Board or the Committee in its sole and absolute discretion determines that this Option should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

1.8.                            “Employment.” As used in this Option, “employment” by or with the Company includes employment by or with any of the Company’s subsidiaries.

SECTION 2.                               EXERCISE OF OPTION

2.1.                            In General. In the event the Optionee desires to exercise this Option with respect to all or any portion of the Option Shares, the Optionee shall give notice to the Company in substantially the form of Exhibit A (together with any other representations, warranties, and undertakings that may otherwise be required by the Company of the Optionee pursuant to the terms of this Option or the Plan). Such notice shall state the number of Option Shares with respect to which this Option is being exercised and shall be accompanied by payment of the Exercise Price multiplied by the number of Option Shares with respect to which this Option is being exercised (the “Aggregate Exercise Price”).

2.2.                            Payment Options. Unless otherwise permitted by the Board or the Committee, payment of the Aggregate Exercise Price shall be made in cash or by check payable to the order of the Company. Notwithstanding the foregoing, if authorized by the Board or the Committee in its sole discretion (either generally in respect of all or a particular class or group of option awards under the Plan or specifically in respect of this Option), payment of the Aggregate Exercise Price may also be made in whole or in part: (i) through the retention by the Company of Option Shares that would otherwise be issued pursuant to the exercise of this Option, (ii) by the delivery of shares of Common Stock already owned by the Optionee with an aggregate Fair Market Value (as defined below) equal to the Aggregate Exercise Price, or (iii) by any other form of payment that is acceptable to the Board or the Committee, as the case may be. If the Aggregate Exercise Price is paid in the manner described in clause (i) above, the number of shares to be issued to the Optionee shall be reduced by the product of (x) the total number of shares to be acquired (determined without regard to clause (i)) times (y) the quotient of (a) the Exercise Price divided by (b) the Fair Market Value, which reduction shall constitute payment of the Exercise Price for the shares acquired pursuant to clause (i).

2.3.                            Withholding Taxes. The Company shall be entitled to require as a condition of delivery of the shares to be acquired upon exercise of this Option that the Optionee remit to the Company an amount sufficient to satisfy all federal, state, and other taxes or withholding requirements that may be imposed upon the Company (“Tax Obligations”).

Notwithstanding the foregoing, the Board or the Committee may in its sole discretion authorize payment or other satisfaction of all or any portion of such Tax Obligations to be made in a manner similar to one or more of the methods referenced in Section 2.2 with respect to payment of the Aggregate Exercise Price. Whether or not the Company requires the Optionee to remit any such amounts, the Company shall have the right to withhold such amounts from any compensation or other payments otherwise due to the Optionee.

2.4.                            Fractional Shares. The Company shall not be required to issue fractions of shares upon exercise of this Option. If any fractional interest in a share is otherwise deliverable upon the exercise of this Option, the Company shall purchase the fractional interest for an amount in cash equal to the Fair Market Value of the fractional interest.

2.5.                            Limitation on Exercise. Notwithstanding any other provision of this Option, this Option shall not be exercisable in whole or in part, and no shares of Common Stock shall be issuable by the Company in respect of any attempted exercise, at any time when such exercise or issuance is prohibited by the Company’s policies then in effect concerning transactions by officers, directors, or employees in securities of the Company.

2.6.                            “Fair Market Value”.

(a)                                 For purposes of this SECTION 2, except as provided in subsection (b), “Fair Market Value” means the last reported sales price of the Common Stock on any national securities exchange or quotation system as of the day before the date of exercise, or the average of the closing bid and asked prices of the Common Stock as reported by the Nasdaq Stock Market as of the day before the date of exercise, or, if not reported by Nasdaq, the fair market value of a share of Common Stock as of the day before the date of exercise as determined in good faith by the Board or the Committee.

(b)                                 Notwithstanding subsection (a), in the case of any exercise of this Option in connection with or conditioned upon the consummation of a Change in Control in which, or in connection with which, the Common Stock of the Company generally is valued for purposes of its acquisition, conversion, or exchange in such Change in Control, “Fair Market Value” for purposes hereof shall be equal to the value established for the Common Stock in such Change in Control, but in any event such valuation shall not be effective unless and until the conditions to such Change in Control and the implementation of such value for the Common Stock are satisfied.

2.7.                            Issuance Taxes. The issuance of any stock certificates upon exercise of this Option shall be made without charge to the exercising holder for any stamp or similar tax imposed with respect thereto. The Company shall not, however, be required to pay any such tax that may be payable on account of the issuance and delivery of stock certificates in any name other than that of the registered holder of this Option, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof have paid to the Company the amount of such tax or have established to the satisfaction of the Company that such tax has been paid.

SECTION 3.                               RESTRICTIONS ON TRANSFER; LEGENDS

3.1.                            Transfer Restrictions; Opinion of Counsel. Neither this Option nor all or any part of the Optionee’s rights hereunder may be pledged, hypothecated, sold, assigned, transferred, or otherwise encumbered or disposed of, either voluntarily or by operation of law (whether by virtue of execution, attachment, or similar process) (each of the foregoing a “Transfer”). No shares issued upon the exercise of this Option may be Transferred, other than by will or by operation of the laws of descent and distribution, unless the transferor first delivers to the Company (if the Company so requests or if a legend appearing on the certificate evidencing, or a similar restriction contained in the books of account reflecting, shares of Common Stock to be so issued requires) an opinion of counsel reasonably satisfactory to counsel for the Company to the effect that such Transfer is permitted under applicable federal and state securities laws. Any purported Transfer in violation of the foregoing restrictions shall be null and void and without effect.

3.2.                            Option Legends. This Option and each option issued in exchange for or upon transfer of this Option shall (unless otherwise permitted by the provisions of this SECTION 3) be stamped or otherwise imprinted with a legend in substantially the following form:

The securities represented by this Option have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state; therefore, the transfer of this Option is subject to compliance with the conditions specified herein, and no transfer of this Option shall be valid or effective until such conditions have been fulfilled.

SECTION 4.                               ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES ISSUABLE UPON EXERCISE

4.1.                            Stock Dividends, Splits, Etc. In the event that (i) the authorized shares of Common Stock are subdivided into a greater, or combined into a lesser, number of shares of Common Stock (whether with or without par value) or (ii) the Company issues additional Common Stock as a dividend:

(a)                                 The Exercise Price shall be decreased or increased, as the case may be, to an amount which bears the same relation to the Exercise Price in effect immediately before such subdivision, combination, or dividend as the total number of shares of Common Stock outstanding immediately before such subdivision, combination, or dividend bears to the total number of shares of Common Stock outstanding immediately after such subdivision, combination, or dividend; and

(b)                                 The number of shares issuable upon the exercise of this Option shall be adjusted by multiplying the number of shares so issuable immediately before the adjustment of the Exercise Price described in subsection (a) by the Exercise Price immediately before such adjustment and dividing the product so obtained by the Exercise Price after such adjustment.

4.2.                            Reorganization Events. In case of any capital reorganization, reclassification of the Common Stock, consolidation of the Company with, or the merger of the

Company into, any other corporation or entity as may be permitted by law, or the sale of all or substantially all of the property and assets of the Company to any other corporation or entity (each a “Reorganization Event”) that affects the Common Stock in such a manner that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of the benefits intended by this Option, the Committee (or any successor thereto) shall, in such manner as it may deem equitable but subject otherwise to the terms of this Option effective upon a Change in Control, adjust any or all of: (A) the number and type of securities or other property that thereafter shall be the subject of this Option and (B) the exercise price with respect to this Option, and after such Reorganization Event this Option (or any replacement or substitution therefor that is issued as a consequence of the Reorganization Event), as so adjusted, shall remain outstanding and continue to vest and be and become exercisable (but in no event beyond the Expiration Date) for shares of stock or other securities or property of the Company, or of the corporation or entity resulting from or surviving, or acquiring the assets of the Company pursuant to, such Reorganization Event. The subdivision or combination of the authorized shares of Common Stock into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed a reclassification of the Common Stock for the purposes of this Section 4.2.

4.3.                            Notice of Certain Actions. In addition to such other notices as may be required of the Company above in respect of a Change in Control, if any date before the Expiration Date is fixed by the Company as the date as of which holders of Common Stock (i) shall be entitled to receive any dividend or any distribution upon the Common Stock of the Company other than a dividend payable in cash or in Common Stock, (ii) shall be offered any subscription or other rights, or (iii) shall be entitled to participate in any Reorganization Event, the Company shall cause notice thereof (specifying such date) to be mailed to the registered holder of this Option at such holder’s address appearing on the books of the Company at least fifteen (15) days before the date as of which such holders of Common Stock are to be determined.

4.4.                            Notice of Adjustment. Whenever the Exercise Price or the number or shares issuable upon exercise of this Option is adjusted as required by the provisions of this SECTION 4 and such adjustment is not otherwise publicly announced, the Company shall endeavor to promptly mail a notice setting forth the adjusted Exercise Price and the adjusted number of shares for which this Option is exercisable to the registered holder of this Option at such holder’s last address as it appears on the books of the Company, but failure to give or receive such notice, or any defects therein or in the mailing thereof, shall not affect such adjustments.

4.5.                            Reservation of Sufficient Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock and for the purpose of effecting the issuance of shares upon the exercise of this Option such number of its duly authorized shares of Common Stock as shall from time to time be sufficient for such purpose. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the issuance of shares upon the exercise of this Option at the Exercise Price then in effect, the Company shall take such corporate action as may, in the opinion of its counsel, be reasonably necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for this purpose.

4.6.                            Exercise Price Not Less Than Par Value. As a condition precedent to the taking of any action that would cause an adjustment reducing the then-prevailing Exercise Price below the then-par value, if any, per share of the Common Stock issuable upon exercise of this Option, the Company shall take such corporate action as may, in the opinion of its counsel, be reasonably necessary in order that the Company may validly and legally issue its Common Stock at the adjusted Exercise Price upon any subsequent exercise of this Option.

4.7.                            Registration and Approval.

(a)                                 If any shares of the Common Stock reserved or to be reserved for the purpose of issuance upon the exercise of this Option require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exercise of this Option, then the Company covenants that it will in good faith and as expeditiously as reasonably possible endeavor to secure such registration or approval, as the case may be; provided, however, that this provision shall not require the Company (i) to actually secure such registration or approval (but merely to endeavor in good faith and as expeditiously as reasonably possible to do so) or (ii) to endeavor to secure such registration or approval in order (x) to issue shares upon exercise of this Option if such shares can lawfully be issued pursuant to one or more exemptions from registration under applicable federal and state securities laws (whether or not as a consequence thereof such shares constitute “restricted securities” or the holder of such shares is unable to transfer such shares absent registration or the availability of a suitable exemption from registration under such laws) or (y) to enable any person to sell or distribute shares received upon exercise of this Option in a transaction involving a public offering within the meaning of the Securities Act as then in effect.

(b)                                 In the event that shares of Common Stock issued upon exercise of this Option are not to be issued pursuant to an effective Registration Statement under the Securities Act, or if such shares otherwise are or would be restricted securities in the hands of the Optionee upon issuance, then the Company may require, as a condition to exercise by the Optionee of this Option, such representations and undertakings on the part of the Optionee as may be reasonably required by the Company to allow for such issuance without violation of, and to assure continued compliance by the Optionee following such issuance with, applicable law, and the certificate(s) evidencing such shares, or the books of account reflecting such shares, may bear or be marked with an appropriate legend as to any applicable restrictions on transfer, or similar restrictions, as may be so required.

4.8.                            Shares Fully Paid and Nonassessable. The Company covenants that all shares issued upon exercise of this Option will upon issuance be fully paid and nonassessable.

SECTION 5.                               MISCELLANEOUS

5.1.                            Entire Agreement. This Option (together with the Plan, to which it is and shall remain subject) constitutes the entire agreement and understanding between the parties hereto, and supersedes any prior agreement or understanding, relating to the subject matter of this Option.

5.2.                            Conflicts with Plan; Amendments. This Agreement has been granted as an “Option” (and, in particular, a “Non-Qualified Option”) under the Plan and shall be construed consistently with the Plan. In the event of any clear conflict between the provisions of the Plan and this Option, the provisions of the Plan shall control. The Committee has the right, in its sole discretion, to amend this Option from time to time in any manner for the purpose of promoting the objectives of the Plan but only if all other Non-Qualified Options under the Plan that are then in effect at the time of such amendment are also similarly amended with substantially the same effect. Any such amendment of this Option will, upon adoption by the Committee, become and be binding and conclusive on all persons affected by it without requirement for consent or other action by any such person. The Company will give the Optionee or other registered holder of this Option written notice of any such amendment of this Option as promptly as practicable after it is adopted.

5.3.                            No Rights of Stockholder. The Optionee shall not be deemed a stockholder of the Company for any purpose until the shares issuable upon exercise of this Option have been issued to the Optionee upon exercise of this Option. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or shares of capital stock with a preference ahead of, or convertible into, or otherwise affecting the Common Stock or rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

5.4.                            Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if delivered in person or by commercial courier service or sent by first class mail, postage prepaid:

(a)                                 If to the Company, addressed to it at 11126 McCormick Road, Hunt Valley, MD 21031, marked for the attention of the President, and

(b)                                 If to the Optionee, to the address set forth below Optionee’s signature,

or in either case to such other address as any party shall notify the other in accordance with this section.

5.5.                            Governing Law. This Option shall be governed by and construed in accordance with the federal laws of the United States and the laws of the State of Delaware (without regard to any provision that would result in the application of the laws of any other state or jurisdiction).

5.6.                            Headings. The descriptive headings in this Option are inserted for convenience of reference only and do not constitute a part of this Agreement.

5.7.                            Incorporation of Recitals and Exhibits. The recitals to this Option and any exhibits and schedules hereto are a material part of and by this reference are hereby incorporated into this Option.

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IN WITNESS WHEREOF, the parties have caused this Stock Option to be signed under seal as of the date first above written.

ATTEST/WITNESS:	TESSCO TECHNOLOGIES INCORPORATED

	By:	(SEAL)
Aric Spitulnik
Senior Vice President and Chief Financial Officer

Murray Wright

Address:

EXHIBIT A

TESSCO TECHNOLOGIES INCORPORATED

STOCK OPTION

NOTICE OF EXERCISE

(Date)

TO: TESSCO Technologies Incorporated

11126 McCormick Road

Hunt Valley, MD 21031

Attn: President

I am the holder of a Stock Option dated September 1, 2016 to purchase shares of the Common Stock of TESSCO Technologies Incorporated, a Delaware corporation (the “Company”) at a price of $12.59 per share. I hereby exercise that Stock Option with respect to           shares, for an aggregate exercise price of $               . Payment of the aggregate exercise price accompanies this Notice of Exercise.

I acknowledge that the Company is entitled to require as a condition of delivering the certificate representing these shares that I remit to the Company an amount sufficient to satisfy all federal, state, and other taxes or withholding requirements that may be imposed upon the Company. Whether or not the Company requires me to remit any such amounts, the Company shall have the right to withhold such amounts from any compensation or other payments otherwise due to me.

Very truly yours,

Optionee

Address: